Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2023 Financial Results

ALAMEDA, Calif., Aug. 1, 2023 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the second quarter ended June 30, 2023.

•Revenue of $261.5 million in the second quarter of 2023, an increase of 25.5% as reported and in constant currency1 compared to the second quarter of 2022.
Second Quarter 2023 Financial Results
Total revenue increased to $261.5 million for the second quarter of 2023 compared to $208.3 million for the second quarter of 2022, an increase of 25.5% as reported and on a constant currency basis. The United States represented 71% of total revenue and international represented 29% of total revenue for the second quarter of 2023. Revenue from sales of vascular products grew to $152.7 million for the second quarter of 2023, an increase of 23.6%, or 23.7% on a constant currency basis. Revenue from sales of neuro products grew to $108.8 million for the second quarter of 2023, an increase of 28.3%, or 28.1% on a constant currency basis.

Gross profit was $166.9 million, or 63.8% of total revenue for the second quarter of 2023, compared to $134.0 million, or 64.3% of total revenue, for the second quarter of 2022. Gross margin is impacted by product mix, regional mix, start-up costs associated with new product launches, and macroeconomic factors such as inflation headwinds. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses were $149.0 million, or 57.0% of total revenue, for the second quarter of 2023, including a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. This compares to total operating expenses of $134.2 million, or 64.4% of total revenue, for the second quarter of 2022, including a $1.8 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding this charge, total non-GAAP operating expenses1 were $146.6 million, or 56.1% of total revenue, for the second quarter of 2023, and $132.4 million, or 63.5% of total revenue, for the second quarter of 2022, respectively. R&D expenses were $21.5 million for the second quarter of 2023, compared to $19.6 million for the second quarter of 2022. SG&A expenses were $127.4 million for the second quarter of 2023, compared to $114.6 million for the second quarter of 2022.

Income from operations was $17.9 million for the second quarter of 2023, compared to a loss from operations of $0.1 million for the second quarter of 2022. Excluding the charge associated with the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP income from operations1 was $20.3 million for the second quarter of 2023, compared to non-GAAP income from operations1 of $1.6 million for the second quarter of 2022.

Updated Full Year 2023 Financial Outlook
The Company is increasing its guidance for 2023 total revenue to be in the range of $1.05 billion to $1.07 billion, which represents 24% to 26% growth over 2022 revenue of $847.1 million. We continue to expect growth in our global vascular business to be slightly above this range and growth in our global neuro business to be below this range for the full year 2023.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2023 financial results after market close on Tuesday, August 1, 2023 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 330-2443 for domestic and international callers (conference id: 4604622), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income and non-GAAP diluted earnings per share (“EPS”).

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives; and
•the excess tax benefits or tax deficiencies associated with share-based compensation arrangements.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition and the excess tax benefits or tax deficiencies associated with share-based compensation arrangements.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$114,167	$69,858
Marketable investments	106,896	118,172
Accounts receivable, net	208,965	203,384
Inventories	358,770	334,006
Prepaid expenses and other current assets	39,078	30,279
Total current assets	827,876	755,699
Property and equipment, net	65,958	65,015
Operating lease right-of-use assets	187,494	192,636
Finance lease right-of-use assets	31,751	33,323
Intangible assets, net	76,116	81,161
Goodwill	166,166	166,046
Deferred taxes	66,671	64,213
Other non-current assets	10,500	12,793
Total assets	$1,432,532	$1,370,886
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,819	$26,679
Accrued liabilities	105,606	106,300
Current operating lease liabilities	10,715	10,033
Current finance lease liabilities	1,984	1,920
Total current liabilities	144,124	144,932
Non-current operating lease liabilities	194,655	198,955
Non-current finance lease liabilities	23,922	24,865
Other non-current liabilities	3,288	3,276
Total liabilities	365,989	372,028
Stockholders’ equity:
Common stock	38	38
Additional paid-in capital	1,000,658	963,040
Accumulated other comprehensive loss	(5,579)	(8,124)
Retained earnings	71,426	43,904
Total stockholders’ equity	1,066,543	998,858
Total liabilities and stockholders’ equity	$1,432,532	$1,370,886

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$261,499	$208,344	$502,897	$412,239
Cost of revenue	94,638	74,309	184,964	150,786
Gross profit	166,861	134,035	317,933	261,453
Operating expenses:
Research and development	21,537	19,559	41,523	40,123
Sales, general and administrative	127,435	114,615	250,513	225,515
Total operating expenses	148,972	134,174	292,036	265,638
Income (loss) from operations	17,889	(139)	25,897	(4,185)
Interest income (expense), net	839	(72)	1,393	(119)
Other income (expense), net	808	(956)	898	(1,967)
Income (loss) before income taxes	19,536	(1,167)	28,188	(6,271)
Provision for (benefit from) income taxes	576	2,520	666	(2,663)
Net income (loss)	$18,960	$(3,687)	$27,522	$(3,608)

Net income (loss) per share:
Basic	$0.49	$(0.10)	$0.72	$(0.10)
Diluted	$0.48	$(0.10)	$0.70	$(0.10)
Weighted average shares outstanding:
Basic	38,320,999	37,767,519	38,254,042	37,707,156
Diluted	39,201,155	37,767,519	39,151,412	37,707,156

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income (Loss) from Operations to Non-GAAP Operating Expenses and Non-GAAP Income (Loss) from Operations1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating expenses	$148,972	$134,174	$292,036	$265,638
GAAP operating expenses includes the effect of the following item:
Amortization of finite lived intangible assets acquired	2,380	1,785	4,759	3,569
Non-GAAP operating expenses	$146,592	$132,389	$287,277	$262,069

GAAP income (loss) from operations	$17,889	$(139)	$25,897	$(4,185)
GAAP income (loss) from operations includes the effect of the following item:
Amortization of finite lived intangible assets acquired	2,380	1,785	4,759	3,569
Non-GAAP income (loss) from operations	$20,269	$1,646	$30,656	$(616)

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022		Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS
GAAP net income (loss)	$18,960	$0.48	$(3,687)	$(0.10)	$27,522	$0.70	$(3,608)	$(0.10)
GAAP net income (loss) includes the effect of the following items:
Amortization of finite lived intangible assets acquired	2,380	0.06	1,785	0.05	4,759	0.13	3,569	0.10
Tax effect on the non-GAAP adjustment above[2]	(558)	(0.01)	(416)	(0.01)	(1,116)	(0.03)	(832)	(0.02)
(Excess tax benefits) tax deficiencies related to stock compensation awards	(3,945)	(0.10)	2,725	0.07	(5,385)	(0.14)	944	0.02
Non-GAAP net income	$16,837	$0.43	$407	$0.01	$25,780	$0.66	$73	$0.00

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,201,155		37,767,519		39,151,412		37,707,156
Non-GAAP diluted EPS[3]	39,201,155		38,686,507		39,151,412		38,722,453

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

2For the three and six months ended June 30, 2023 and 2022, management used a combined federal and state tax rate of 23.44% and 23.29%, respectively, to compute the tax effect of non-GAAP adjustments.

3For the purposes of calculating Non-GAAP diluted EPS for the three and six months ended June 30, 2022, non-GAAP diluted weighted average shares outstanding of 38,686,507 and 38,722,453 respectively were used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
United States	$186,772	$141,456	$45,316	32.0%	$—	$45,316	32.0%
International	74,727	66,888	7,839	11.7%	(84)	7,755	11.6%
Total	$261,499	$208,344	$53,155	25.5%	$(84)	$53,071	25.5%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
United States	$358,651	$285,764	$72,887	25.5%	$—	$72,887	25.5%
International	144,246	126,475	17,771	14.1%	2,418	20,189	16.0%
Total	$502,897	$412,239	$90,658	22.0%	$2,418	$93,076	22.6%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Vascular	$152,684	$123,543	$29,141	23.6%	$111	$29,252	23.7%
Neuro	108,815	84,801	24,014	28.3%	(195)	23,819	28.1%
Total	$261,499	$208,344	$53,155	25.5%	$(84)	$53,071	25.5%

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Vascular	$295,533	$246,352	$49,181	20.0%	$1,118	$50,299	20.4%
Neuro	207,364	165,887	41,477	25.0%	1,300	42,777	25.8%
Total	$502,897	$412,239	$90,658	22.0%	$2,418	$93,076	22.6%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.